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                                                                  Exhibit 99.3

                            CHATWINS GROUP, INC.

                                CONSENT CARD

        Reference is made to the Prospectus/Proxy Statement dated _________, 1999, sent with the Consent Card to obtain your consent to the approval of the Amended and Restated Merger Agreement (the "Merger Agreement") relating to Chatwins Group, Inc.'s proposed merger with Reunion Industries, Inc. The undersigned hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock of the Company which the undersigned is entitled to vote in all capacities, to the action set forth below without a meeting, without prior notice and without a vote.

        Please put an "X" in the appropriate box to "CONSENT" to the Merger Agreement, to "WITHHOLD CONSENT" to the approval of the Merger Agreement or to "ABSTAIN" from consenting with respect to the approval of the Merger Agreement.

[_]  "CONSENT" to the   [_] "WITHHOLD CONSENT"       [_] "ABSTAIN" from
     Merger Agreement       to the Merger Agreement      consenting to the

        STOCKHOLDERS WHO CONSENT TO THE APPROVAL OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO APPRAISAL RIGHTS, WHICH ARE DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

        This Consent Card must be completed and returned to the Chatwins Group, Inc. in the enclosed postage prepaid envelope provided prior to 5:00 p.m., Eastern Time, by ____________, 1999 or, upon notice, such later date as may be selected by the general partners.


                                   _____________________________________________
                                   Signature of Stockholder                 Date


                                   _____________________________________________
                                   Signature of Co-Owner (if any)           Date

                                   PLEASE DATE; SIGN EXACTLY AS YOUR SHARES
                                   ARE REGISTERED.

        TO SUBMIT YOUR VOTE, MAIL THIS CONSENT CARD IN THE ENVELOPE PROVIDED; NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES; OR FAX TO (412)___-____.

        If you sign and return this Consent Card without indicating a vote, you will be deemed to have consented to the approval of the Merger Agreement.

        By signing this Consent Card, you hereby acknowledge receipt of the Prospectus/Proxy Statement dated ____________, 1999, furnished herewith.